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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS




                  We consent to the incorporation by reference into post-effective amendment on Form S-3 to the Registration Statement on Form SB-2 (Commission File No. 33-88796) of Dominion Bridge Corporation (formerly Cedar Group, Inc.) (the "Company") of our report dated December 20, 1995 on the consolidated financial statements of the Company for the fiscal year ended September 30, 1995, included in the Form 10-K of the Company for the year ended September 30, 1997 filed with the Securities and Exchange Commission.






                                            By: /s/ ERNST & YOUNG
                                                -----------------
                                                Ernst & Young



       Montreal, Canada
Dated: January 16, 1998